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                                                                Exhibit 10.(d)




                       FORM OF CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement (this "Agreement"), is made and entered into as of the 1st day of January, 1998, (the "Effective Date") by and between Merchants Bancorp, Inc., a Delaware corporation (the "Employer"), and ________________ (the "Executive").

                                    RECITALS

         A. The Executive is currently serving as the __________________ of Merchants Bank (the "Bank").

         B. The Employer owns all of the issued and outstanding capital stock of the Bank.

         C. The Employer desires to continue to employ the Executive as an officer of the Employer and the Executive is willing to continue such employment.

         D. In addition, the Employer recognizes that circumstances may arise in which a change of control of the Employer through acquisition or otherwise may occur thereby causing uncertainty of employment without regard to the competence or past contributions of the Executive, which uncertainty may result in the loss of valuable services of the Executive, and the Employer and the Executive wish to provide reasonable security to the Executive against changes in the employment relationship in the event of any such change of control.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                   AGREEMENTS

         1. TERM AND TERMINATION.

                  (a) BASIC TERM. The term of this Agreement shall be for two
(2) year(s) commencing as of the Effective Date. In the event of a Change of Control (as defined below) during the term of this Agreement, the Agreement shall remain in effect for __________ (___) year(s) from the date of such Change of Control.

                  (b) TERMINATION UPON CHANGE OF CONTROL.

                           (i) In the event of a Change in Control (as defined below) of the Employer and the termination of the Executive's employment or a Change in Duties of the Executive (as defined below) within the six (6) months preceding or the _______ (___) year(s) following the Change in Control, the Executive shall be entitled to a lump sum payment equal to _______ (___) time(s) his annual salary and bonus for the immediately preceding calendar year less any salary and bonus amounts paid to the Executive during the period from the date of the Change of Control until the date of the termination of the Executive's employment, payable at the later of the date of the Change in Control or employment termination. The Employer shall also continue to


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         provide coverage for the Executive under the Employer sponsored health insurance program for the ________ (___) year(s) following the Change in Control, upon the same terms and conditions as apply to similarly situated employees of the Employer.

                           (ii) For purposes of this paragraph, the term "Change in Control" shall mean the following:

                  A. The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of the Employer; or

                  B. The individuals who, as of the date hereof or any renewal date, are members of the Board of Directors of the Employer (the "Board") cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Employer, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

                  C. The consummation of: (1) a merger or consolidation if the stockholders of the Employer immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Employer outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities of the Employer is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Employer; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Employer in the same proportion as their ownership of stock immediately prior to such acquisition.

                           (iii) For purposes of this paragraph, the term "Change in Duties" shall mean the following:

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                  A.       A significant change in the nature or scope of the
                           Executive's authority or duties;

                  B.       A reduction in the Executive's annual salary;

                  C. A diminution in the Executive's eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation, from the opportunities provided by the successor of the Employer (including its affiliates) for executives with comparable duties;

                  D. A diminution in employee benefits (including but not limited to medical, dental, life insurance and long-term disability plans) and perquisites applicable to the Executive, from the employee benefits and perquisites provided by the successor of the Employer (including its affiliates) to executives with comparable duties; or

                  E. A change, without the Executive's written agreement, in the location of the Executive's principal place of employment with the Employer (including its affiliates) by more than twenty-five (25) miles from the location where he is principally employed.

                           (iv) If it is determined, in the opinion of the certified public accountants then regularly retained by the Employer in consultation with legal counsel acceptable to the Executive, that any amount payable to the Executive by the Employer under this Agreement, or any other plan or agreement under which the Executive participates or is a party, would constitute an "Excess Parachute Payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and be subject to the excise tax imposed by
         Section 4999 of the Code (the "Excise Tax"), the Employer shall pay to the Executive the amount of such Excise Tax and all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes with respect to any such additional amount. If at a later date, the Internal Revenue Service assesses a deficiency against the Executive for the Excise Tax which is greater than that which was determined at the time such amounts were paid, the Employer shall pay to the Executive the amount of such Excise Tax plus any interest, penalties and professional fees or expenses, incurred by the Executive as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. The Employer shall withhold from any amounts paid under this Agreement the amount of any Excise Tax or other federal, state or local taxes then required to be withheld. Computations of the amount of any supplemental compensation paid under this subparagraph shall be made by the independent public accountants then regularly retained by the Employer in consultation with legal counsel acceptable to Executive. The Employer shall pay all accountant and legal counsel fees and expenses.

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                  (c) REGULATORY SUSPENSION AND TERMINATION.

                  (i) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) (12 U.S.C. Section 1818(e)(3)) or 8(g) (12 U.S.C. Section 1818(g)) of
         the Federal Deposit Insurance Act, as amended, the Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (A) pay the Executive all or part of the compensation withheld while their Agreement obligations were suspended and (B) reinstate (in whole or in part) any of the obligations which were suspended.

                  (ii) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e) (12 U.S.C. Section 1818(e)) or 8(g) (12 U.S.C. Section 1818(g)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (iii) If the Employer is in default as defined in Section 3(x) (12 U.S.C. Section 1813(x)(1)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                  (iv) All obligations of the Employer under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) (12 U.S.C. Section 1823(c)) of the Federal Deposit Insurance Act, as amended, or when the Employer is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                  (v) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) (12 U.S.C. Section 1828(k)) of the Federal Deposit Insurance Act, as amended, and any regulations promulgated thereunder.

         2. WITHHOLDING. The Employer shall be entitled to withhold from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Employer shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.

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         3. INTERCORPORATE TRANSFERS. If the Executive shall be voluntarily transferred to an affiliate of the Employer, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer. For purposes hereof, an affiliate of the Employer shall mean any corporation directly or indirectly controlling, controlled by, or under common control with the Employer.

         4. INTEREST IN ASSETS. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

         5. NOT AN EMPLOYMENT AGREEMENT. Nothing in this Agreement shall give the Executive any rights (or impose any obligations) to continued employment by the Employer or successor of the Employer, nor shall it give the Employer any rights (or impose any obligations) for the continued performance of duties by the Executive for the Employer or successor of the Employer.

         6. GENERAL PROVISIONS.

                  (a) SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Executive, the Employer and his and its respective personal representatives, successors and assigns, and any successor or assign of the Employer shall be deemed the "Employer" hereunder. The Employer shall require any successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.

                  (b) ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement between the parties respecting the employment of the Executive, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer.

                  (c) ENFORCEMENT AND GOVERNING LAW. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the



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legal relations of the parties hereto shall be determined in accordance with the laws of the state of Illinois without reference to the law regarding conflicts of law.

                  (d) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles of the principal office of the Employer, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                  (e) LEGAL FEES. All reasonable legal fees paid or incurred by the prevailing party pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the losing party if the prevailing party is successful on the merits pursuant to a legal judgment, arbitration or settlement.

                  (f) WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

                  (g) NOTICES. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of the Employer, attention: Chairman; or, if to the Executive, to the address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MERCHANTS BANCORP, INC.                              EXECUTIVE

/S/ CALVIN R. MYERS
----------------------------------                   ---------------------------
Calvin R. Myers, President                           ---------------------------
                                                     ---------------------------
                                                            (Address)







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                           SCHEDULE A TO EXHIBIT 10(D)



                                             Term of Agreement Once
Executive's Name                             Change of Control Occurs
----------------                             ------------------------
J. Douglas Cheatham                                   2 years
Terence L. Kothe                                      2 years
Richard A. Samuelson                                  1 year
Helmut Seffert                                        1 year
Edward St. Jules                                      2 years
Frank K. Voris                                        3 years
Randal A. Wright                                      2 years

